UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 30, 2007

Glowpoint, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

225 Long Avenue Hillside, NJ		07205
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (312) 235-3888

                              Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 30, 2007, Glowpoint, Inc. (the "Company") entered into a two-year employment agreement with Edwin F. Heinen, its Chief Financial Officer. Under the employment agreement, Mr. Heinen is entitled to a base salary of not less than $200,000 per calendar year and, at the discretion of the Board of Directors and based on meeting certain corporate and personal goals, he is eligible to receive an annual incentive bonus of up to 40% of his base salary. The agreement also provides for an award to Mr. Heinen of 200,000 restricted shares of the Company’s common stock, with one-third of such restricted shares of common stock vesting on each of January 30, 2008, January 30, 2009, and January 30, 2010. This brief description of the employment agreement is qualified by reference to the provisions of the agreement attached to this report as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Employment Agreement between the Company and Edwin F. Heinen, dated January 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

BY:	/s/ Michael Brandofino
Michael Brandofino
Chief Executive Officer and President

Date: February 2, 2007